EXHIBIT 10.17

                           AMENDMENT TO PRIVATE-LABEL
                               WEB-SITE AGREEMENT


         This Amendment dated as of this ______ day of March, 2001 (this "Amendment") and effective as of ______________________ (the "Effective Date") to an agreement dated February 2, 2000 by and between DEARBORN FINANCIAL PUBLISHING, INC. a corporation organized under the laws of Illinois, with its principal place of business at 155 North Wacker Drive, Chicago, IL 60606 ("Dearborn") and ISUCCEED.COM, INC, a corporation organized under the laws of the State of Delaware, with its principal office at 2790 Business Park Drive, Suite B, Vista, CA 92083 (the "Agreement").

         WHEREAS, iSucceed.com, Inc. wishes to assign all of its rights, interest and obligations under the Agreement to ENTREPORT CORPORATION (an affiliate of Isucceed.com, Inc.) a corporation organized under the laws of the State of Florida, with its principal office at 2790 Business Park Drive, Suite B, Vista, CA 92083 ("EntrePort");

         WHEREAS, EntrePort desires to assume all of iSucceed.com, Inc.'s rights, interests and obligations under the Agreement and Dearborn is willing to accept iSucceed.com, Inc.'s assignment of such rights, interests and obligations under the Agreement to EntrePort on the condition that iSucceed.com, Inc. remains jointly and severally liable to Dearborn under the Agreement together with EntrePort; and

         WHEREAS, EntrePort desires to further amend the Agreement to allow EntrePort to offer the Dearborn Licensed Content to virtual university and private branded on-line universities developed by EntrePort for its clients;

         WHEREAS, EntrePort desires to further amend the Agreement to allow EntrePort to offer the Dearborn Licensed Content pursuant to both (i) a monthly membership fee including unlimited access to the continuing education courses, and/or (ii) an ala carte or pay per view basis.

         NOW THEREFORE, the parties hereto agree as follows:

         1. iSucceed.com, Inc. hereby assigns all of its rights, interests and obligations under the Agreement to EntrePort; provided, however, iSucceed.com, Inc. agrees that iSucceed.com, Inc. is, and will continue to be, jointly and severally liable, together with EntrePort, to Dearborn, for any of iSucceed.com, Inc.'s obligations, duties, representations and/or warranties made under the Agreement. EntrePort agrees that it will be bound by all of the terms and conditions of the Agreement and EntrePort, iSucceed.com, Inc. and Dearborn each agrees that EntrePort and Dearborn shall be the sole parties to this Amendment.

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         2. Section 1. of the Agreement is hereby amended to: (i) delete, in its entirety, the definition of "Paying Member" set forth in subsection j. of
Section 1; and to substitute the following new subsection j. in its stead; and
(ii) add the following new definitions as new subsections l. , m., and n. of
Section 1.:

                  "j. "PAYING MEMBER" means any EntrePort customer who pays for a monthly membership program that includes unlimited access to Dearborn Licensed Content as a benefit of the membership at no additional cost, regardless of whether the member actually enrolls in or takes any of the Dearborn continuing education courses. If an EntrePort customer enrolls as a member but does not pay a monthly membership fee due to a promotional offering by EntrePort (e.g, 30 days free) then such member shall be deemed to become a Paying Member on the 31st day following the date he or she initially enrolls as an EntrePort member."

                  "l. "ON-LINE UNIVERSITY SITE" means a site that EntrePort creates for an EntrePort client's applications that utilizes EntrePort's proprietary virtual university platform (collectively, the "ON-LINE UNIVERSITY SITES").

                  m. "ON-LINE UNIVERSITY PLATFORM" means EntrePort's proprietary virtual university platform.

                  n. "ON-LINE UNIVERSITY SITE CLIENT" means an EntrePort client for which EntrePort has developed and maintains an On-Line University Site."

         3. Section 2 of the Agreement is amended to include new subsections c. and d. and former subsection c. is hereby re-designated subsection e:

                    "c. Subject to the terms and conditions of the Agreement, Dearborn hereby grants to EntrePort a non-transferable license during the term of the Agreement to: (i) modify the Dearborn Licensed Product so as to convert the electronic files containing the Dearborn Licensed Content to a form suitable to the On-Line University Platform, it being understood and agreed that no such modification may in any way modify or alter any of the Dearborn Licensed Content's content; (ii) display the Dearborn Licensed Content on the On-Line University Sites in such converted form; and (iii) permit authorized users of the On-Line University Sites to access the Dearborn Licensed Content through the On-Line University Sites. Each On-Line University Site must: (x) refer both to the private brand (e.g., Prudential, Coldwell Banker etc.) and to Dearborn using the following language: "powered by Dearborn Real Estate Education" (or such other similar language as may be given prior approval by Dearborn so as to not conflict with any continuing education guidelines, regulations or requirements); and (y) include Dearborn's RE Campus ID/logo on each opening screen in any On-Line University Site that contains any of the Dearborn Licensed Content. Dearborn must approve all Dearborn Licensed Content converted to the On-Line University Platform as well as any Dearborn branding that may appear on any On-Line University Site prior to such time as any On-Line University Site becomes available to any third party.

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                  d. Dearborn will deliver the Dearborn Licensed Content to
EntrePort in electronic format within twenty (20) days following execution of this Amendment. EntrePort will be solely responsible for all services and costs required to convert the Dearborn Licensed Content to the On-Line University Platform. During the term of the Agreement, if Dearborn releases a revision or update to a Dearborn real estate course, Dearborn will, within a reasonable time after any such release, deliver such revision or update to EntrePort in an electronic format. EntrePort will be solely responsible for all services and costs required to convert updated Dearborn Licensed Content, if any, to the On-Line University Platform. Dearborn must approve revised or updated Dearborn Licensed Content, if any, converted to the On-Line University Platform as well as any Dearborn branding that may appear on any On-Line University Site prior to such time as any On-Line University Site becomes available to any third party."

         4. Section 4 of the Agreement is hereby amended to add the following subsections aa. and ab. (which shall immediately follow subsection a. of Section
4):

         "aa. EntrePort may market the Dearborn Licensed Content available on each On-Line University Site and on the Branded Site on either a pay per view or on a membership basis, as determined by EntrePort in its sole discretion, provided, however, notwithstanding the foregoing, all of EntrePort's membership sales must be made by means of connecting or linking to Dearborn's REcampus site.

         ab. In consideration of the rights granted by Dearborn to EntrePort in this Amendment, EntrePort agrees to pay Dearborn a license fee, payable on a monthly basis, equal to $5.00 per credit hour for each continuing education course incorporating the Dearborn Licensed Content purchased by pay per view users; provided, however, for such users who reside in California, EntrePort agrees to pay Dearborn a license fee in the amount of $35.00 per 45-hour continuing education package and $20.00 per 12-hour continuing education package and for such users who reside in Florida, EntrePort agrees to pay Dearborn a license fee in the amount of $12.50 per 14-hour continuing education package. Dearborn will apply all license fees resulting from membership sales and fees from pay per view sales on On-Line University Sites against the guaranteed minimum license fees set forth in Sections 4.c., 4.d. and 4.e of the Agreement."

         5. The Agreement is hereby amended to add the following new Section 23:

                  "Section 23.  OWNERSHIP OF DEARBORN LICENSED CONTENT.

                  It is expressly understood and agreed that the Dearborn Licensed Content is and shall remain the sole and exclusive property of Dearborn and that neither iSucceed.com, Inc. nor EntrePort shall have any rights with respect to the Dearborn Licensed Content except as granted in the Agreement or in this Amendment. Upon the expiration or earlier termination of the term of the Agreement, the grant of rights made by Dearborn with respect to the Dearborn Licensed Content in the Agreement and/or in this Amendment shall automatically terminate and all rights in and to the Dearborn Licensed Content shall automatically revert to Dearborn.

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         6. The Agreement is hereby amended to add the following new Section 24:

                  "24.  CONTINUING EDUCATION ADMINISTRATION.

         a. During the term of the Agreement, Dearborn shall be responsible for gaining and retaining the continuing education approvals from the appropriate authorizing entities such as ARELLO and the individual states for only Dearborn developed courses. During the term of the Agreement, Dearborn shall be responsible for continuing education administration, certification and record keeping requirements associated with state credit granting requirements only for courses that are provided by Dearborn.

           b. During the term of the Agreement, EntrePort will provide Dearborn with a custom CE vendor interface for tracking course activity and for Dearborn's use in the certification process. During the term of the Agreement, EntrePort shall be responsible for the administration of the e-commerce transactions and will remit the revenue share due Dearborn as set forth in
Section 4. of the Agreement."

         7. The Agreement is hereby amended to add the following new Section 25:

           "25.   EXCLUSIVITY.

           a. Except as otherwise provided in subsection b. of this Section 25, EntrePort agrees that provided that Dearborn is not in default under the Agreement or under this Amendment and has the ability to offer continuing education courses in accordance with appropriate state entities' requirements, for the term of the Agreement Dearborn shall be the exclusive provider of all of the continuing education courses offered by EntrePort, its affiliates or subsidiaries (EntrePort's "Exclusivity Obligation").

           b. It is understood and agreed that EntrePort's Exclusivity Obligation shall not restrict EntrePort from offering any of the following continuing education courses on the On-Line University Sites:

                  (1) The courses developed by University.com prior to the Effective Date entitled "Real Estate Finance", "Buyer's
         Representation", "Ethics", "Fair Housing", and "Agency";

                    (2) A certified continuing education course that meets each of the following criteria: (i) it is on a subject matter not covered by any Dearborn continuing education course; (ii) it is developed by an On-Line University Client; (iii) it is solely for such On-Line University Client's use on such Client's On-Line University Site; and
         (iv) such On-Line University Client requests EntrePort to post such certified continuing education course on such Client's On-Line University Site. EntrePort shall not initiate or contract with any On-Line University Client's content developers and will not refer content developers to On-Line University Clients to develop continuing education content; and

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                    (3) Certified continuing education courses that meet each of the following criteria: (i) it is on a subject matter not covered by any Dearborn continuing education course; (ii) an On-Line University Site Client specifically asks EntrePort to develop such course or EntrePort desires to develop such course for the Branded Site (each a "Requested Course"); (iii) EntrePort gives Dearborn written notice that it wishes to offer a Requested Course (such notice shall specify the subject matter of the Requested Course that EntrePort wishes to offer) (the "Notice"); (iv) within seven (7) business days of Dearborn's receipt of any such Notice from EntrePort, Dearborn must give EntrePort written notice advising EntrePort whether Dearborn wishes to develop the Requested Course; and (v) should Dearborn determine, in its sole discretion, that it wishes to develop the Requested Course, Dearborn and EntrePort shall mutually agree upon the schedule within which Dearborn will complete the Requested Course and to submit it for accreditation with all necessary regulatory bodies in each state in which Dearborn has continuing education courses. Should Dearborn notify EntrePort that it will develop the Requested Course specified in the Notice but fail to finalize the course and submit it for accreditation within (5) five months of the date of Dearborn's receipt of a Notice from EntrePort, the Requested Course specified in the Notice shall be deemed to fall outside of EntrePort's Exclusivity Obligation upon the earlier of: (x) the first day of the 6th month following Dearborn's receipt of the Notice; or (y) the date Dearborn advises EntrePort that it will not continue to pursue development and/or accreditation of the Requested Course specified in the Notice. With regard to any Requested Course for the Branded Site only, EntrePort's Notice shall be limited to one Requested Course in any ninety (90) day time period.

           8. All defined terms not otherwise defined herein shall have the same meaning as such terms are ascribed in the Agreement.

           9. Except as herein expressly modified by this Amendment, all of the terms, covenants, obligations and conditions of the Agreement shall apply with equal force and effect to all of the Dearborn Licensed Content that appears on, and is sold as part of, any On-Line University Site.

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         IN WITNESS WHEREOF, the parties have executed this Amendment effective as of the Effective Date.

DEARBORN FINANCIAL PUBLISHING, INC.


By:
   ---------------------------------
Its:
    --------------------------------

ENTREPORT CORPORATION                       ISUCCEED.COM, INC.

By:                                          By:
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Its:                                         Its:
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